Exhibit 99.1

Teradyne Reports 22% Sequential Growth in First Quarter of 2012 Orders;

Raises Outlook for Second Quarter of 2012

Q1’12 orders increased 22% from Q4’11 driven by 55% increase in Semiconductor Test and 117% increase in LitePoint Wireless Test

Q1’12 revenue of $397 million, up 34% from Q4’11 and up 5% from Q1’11

Q1’12 diluted non-GAAP income from continuing operations of $0.30 per share, up from $0.17 per share in Q4’11 and down from $0.40 per share in Q1’11; Q1’12 diluted GAAP income from continuing operations of $0.15 per share

Q2’12 guidance: Revenue of $490 million to $530 million; Diluted non-GAAP income from continuing operations of $0.53 to $0.62 per share; Diluted GAAP income from continuing operations of $0.31 to $0.37 per share

NORTH READING, Mass. – April 25, 2012 – Teradyne, Inc. (NYSE: TER) reported revenue of $397 million for the first quarter of 2012 of which $268 million was in Semiconductor Test, $98 million in Systems Test Group and $31 million in LitePoint Wireless Test. On a non-GAAP basis, Teradyne’s income from continuing operations in the first quarter was $60.2 million, or $0.30 per diluted share, which excluded acquired intangible asset and inventory fair value amortization, non-cash convertible debt interest, and restructuring and other charges. GAAP income from continuing operations for the first quarter was $33.6 million, or $0.15 per diluted share.

Bookings in the first quarter of 2012 were $458 million of which $363 million were in Semiconductor Test, $53 million in the Systems Test Group and $42 million in LitePoint Wireless Test.

“Record UltraFlex System-on-a-Chip (SOC) orders drove our Semiconductor Test bookings in the first quarter,” said Mike Bradley, President and CEO. “High performance mobile devices continue to drive demand in our Semiconductor and LitePoint Wireless Test segments. In Storage Test, we delivered the second highest revenue in our history as earlier design wins ramp into volume production. Looking ahead, with the mobility outlook remaining strong, we’ve raised our second quarter revenue plan to meet customer needs.”

Guidance for the second quarter of 2012 is revenue of $490 million to $530 million, with non-GAAP income from continuing operations per diluted share of $0.53 to $0.62 and GAAP income from continuing operations per diluted share of $0.31 to $0.37. Non-GAAP guidance excludes acquired intangible asset and inventory fair value amortization, non-cash convertible debt interest, and restructuring and other charges.

Change in Pension Accounting Method

In the first quarter of 2012, we elected to change our method of recognizing gains and losses for our defined benefit pension plans and other post retirement benefits. We believe the new policy is preferable as it eliminates the delay in recognizing gains and losses in our operating results and will improve financial transparency.

We previously recognized gains and losses as a component of shareholders’ equity on our consolidated balance sheets annually and amortized them into our operating results to the extent such gains and losses were outside of a specified range. We will now recognize changes in the fair value of plan assets and net actuarial gains and losses annually in the fourth quarter of each year. We have applied these changes retrospectively, as required.

Webcast

A conference call to discuss the first quarter of 2012 results, along with management’s business outlook is scheduled at 10 a.m. EDT, Thursday, April 26, 2012. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 71342974. A replay will also be available on the Teradyne website www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through May 12, 2012.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP income from continuing operations exclude acquired intangible asset amortization, non-cash convertible debt interest, fair value inventory step-up related to LitePoint, pension and post retirement actuarial gains and losses, and restructuring and other, net. GAAP requires that these items be included in determining income from operations and income from continuing operations. Non-GAAP income from operations, non-GAAP income from continuing operations, non-GAAP income from operations and non-GAAP income from continuing operations as a percentage of revenue, and non-GAAP income from continuing operations per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes charges related to the fair value inventory step-up recorded as part of acquisition purchase accounting and pension and post retirement actuarial gains and losses. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for the Company’s current core business and future outlook and for comparison with our business plan, historical gross margin results and the gross margin results of the Company’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2011, Teradyne had sales of $1.4 billion and currently employs approximately 3,300 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2012

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended
	April 1, 2012	December 31, 2011	April 3, 2011
Net Revenues (2)	$396,668	$296,992	$377,161
Cost of Revenues (3)	205,742	163,006 (1)	184,269	(1)

Gross Profit	190,926	133,986	192,892

Operating Expenses:
Engineering and Development (2)	60,135	56,364 (1)	47,144	(1)
Selling and Administrative (2)	67,777	64,941 (1)	57,731	(1)
Acquired Intangible Asset Amortization	18,429	19,129	7,291
Restructuring and Other, net (4)	(1,825)	5,345	413

Operating Expenses	144,516	145,779	112,579

Income (Loss) from Operations	46,410	(11,793)	80,313
Interest & Other (5)	(5,166)	(5,256)	(4,889)

Income (Loss) from Continuing Operations Before Income Taxes	41,244	(17,049)	75,424
Income Tax Provision (Benefit)	7,680	(144,340)	5,486

Income from Continuing Operations	33,564	127,291	69,938

Income from Discontinued Operations Before Income Taxes (6)	—	—	1,436
Income Tax Provision (Benefit)	—	—	(267)

Income from Discontinued Operations	—	—	1,703
Gain on Disposal of Discontinued Operations (net of income tax provision of $4,578)	—	—	25,203

Net Income	$33,564	$127,291	$96,844

Income per Common Share from Continuing Operations:
Basic	$0.18	$0.69	$0.38

Diluted	$0.15	$0.57	$0.30

Net Income per Common Share:
Basic	$0.18	$0.69	$0.52

Diluted	$0.15	$0.57	$0.42

Weighted Average Common Shares—Basic	185,838	183,544	184,720

Weighted Average Common Shares—Diluted (7)	231,153	222,858	232,080

Net Orders	$458,082	$375,870	$435,077

(1)	In the first quarter of 2012, we elected to change our accounting method from delayed recognition of gains and losses for our defined benefit pension plans and other post retirement benefits to immediate recognition. We have applied these changes retrospectively, as required, and the adjusted amounts are shown above. Below are the amounts as originally reported:

	Quarter Ended
	December 31, 2011	April 3, 2011
Cost of Revenues	$160,639	$184,752
Engineering and Development	53,431	47,977
Selling and Administrative	62,697	58,229

(2)	For the quarter ended April 1, 2012 and December 31, 2011, Net Revenues excluded $1.2 million and $3.0 million, respectively, of LitePoint revenues that would otherwise be recognized except for purchase accounting effects. For the quarter ended April 1, 2012 and December 31, 2011, Engineering and Development included $8.6 million and $6.0 million, respectively, and Selling and Administrative included $10.7 million and $9.7 million, respectively, of LitePoint expenses.

(3)	Cost of Revenues includes:

	Quarter Ended
	April 1, 2012	December 31, 2011	April 3, 2011
Inventory Step-Up	$4,871	$12,178	$—
Sale of Previously Written Down Inventory	(1,272)	(2,859)	(3,022)
Provision for Excess and Obsolete Inventory	1,574	845	4,627

	$5,173	$10,164	$1,605

(4)	Restructuring and Other, net consists of:

	Quarter Ended
	April 1, 2012	December 31, 2011	April 3, 2011
Acquisition Costs (a)	$—	$3,308	$—
Contingent Consideration Fair Value Adjustment	(1,825)	—	—
Non-U.S. Pension Settlement	—	2,037	—
Employee Severance	—	—	844
Facility Related	—	—	(431)

	$(1,825)	$5,345	$413

(a) Costs related to LitePoint acquisition. The results of LitePoint are included in Teradyne’s results starting October 6, 2011.

(5)	Interest & Other includes:

	Quarter Ended
	April 1, 2012	December 31 2011,	April 3, 2011
Non-Cash Convertible Debt Interest	$3,275	$3,165	$2,858

(6)	On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit to SPX Corporation for a gain of $25.2 million. The results for the discontinued business unit have been included within discontinued operations for all periods presented.

(7)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended April 1, 2012, December 31, 2011 and April 3, 2011, 23.0 million, 20.4 million and 23.4 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	April 1, 2012	December 31, 2011
Assets
Cash and Cash Equivalents	$533,396	$573,736
Marketable Securities	87,223	96,502
Accounts Receivable	221,547	129,330
Inventories (1)	138,230	160,063
Deferred Tax Assets	56,601	53,948
Prepayments and Other Current Assets	83,994	86,308

Total Current Assets	1,120,991	1,099,887

Net Property, Plant and Equipment	238,617	232,207
Long-Term Marketable Securities	121,512	84,407
Retirement Plan Assets	9,244	8,840
Intangible Assets	374,546	392,975
Goodwill	352,778	352,778
Other Assets	20,460	17,545

Total Assets	$2,238,148	$2,188,639

Liabilities
Accounts Payable	$106,381	$69,842
Accrued Employees' Compensation and Withholdings	59,321	90,427
Deferred Revenue and Customer Advances	86,622	78,670
Contingent Consideration	61,210	68,892
Other Accrued Liabilities	59,857	63,280
Current Debt	2,431	2,573

Total Current Liabilities	375,822	373,684

Long-Term Deferred Revenue and Customer Advances	23,885	33,541
Retirement Plan Liabilities	78,251	76,638
Deferred Tax Liabilities	29,395	16,049
Other Long-Term Liabilities	20,299	23,711
Long-Term Debt	161,803	159,956

Total Liabilities	689,455	683,579

Shareholders' Equity	1,548,693	1,505,060

Total Liabilities and Shareholders' Equity	$2,238,148	$2,188,639

(1)	As of April 1, 2012 and December 31, 2011, Inventories included approximately $1.2 million and $6.1 million, respectively, of LitePoint inventory step-up.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	April 1, 2012	April 3, 2011
Cash flows from operating activities:
Net income	$33,564	$96,844
Less: Income from discontinued operations	—	1,703
Less: Gain on disposal of discontinued operations	—	25,203

Income from continuing operations	33,564	69,938
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	12,288	13,057
Amortization	21,815	10,353
Stock-based compensation	10,766	7,464
Provision for excess and obsolete inventory	1,574	4,627
Inventory step-up	4,871	—
Deferred taxes	7,699	—
Contingent consideration adjustment	(1,825)	—
Other	(487)	618
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	(92,217)	(17,498)
Inventories	23,636	(10,709)
Other assets	1,885	(2,264)
Deferred revenue and customer advances	(1,704)	(24,553)
Accounts payable and accrued expenses	(9,635)	(26,014)
Retirement plan contributions	(1,061)	(1,176)

Net cash provided by continuing operations	11,169	23,843
Net cash used for discontinued operations	—	(4,225)

Net cash provided by operating activities	11,169	19,618

Cash flows from investing activities:
Purchases of property, plant and equipment	(27,074)	(22,131)
Purchases of available-for-sale marketable securities	(80,095)	(211,289)
Proceeds from sales and maturities of available-for-sale marketable securities	52,805	188,448

Net cash used for continuing operations	(54,364)	(44,972)
Net cash provided by discontinued operations	—	39,030

Net cash used for investing activities	(54,364)	(5,942)

Cash flows from financing activities:
Issuance of common stock	9,925	10,076
Payments of long-term debt	(1,246)	(1,222)
Payments of contingent consideration	(5,824)	—

Net cash provided by financing activities	2,855	8,854

(Decrease) Increase in cash and cash equivalents	(40,340)	22,530
Cash and cash equivalents at beginning of period	573,736	397,737

Cash and cash equivalents at end of period	$533,396	$420,267

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	April 1, 2012	% of Net Revenues			December 31, 2011	% of Net Revenues			April 3, 2011	% of Net Revenues
Net Revenues	$396.7				$297.0				$377.2
Gross Profit—GAAP	$190.9	48.1%			$134.0	45.1%			$192.9	51.1%
Inventory Step-Up	4.9	1.2%			12.2	4.1%			—	—
Pension Mark-to-Market adjustments (1)	—	—			2.9	1.0%			—	—

Gross Profit—Non-GAAP	$195.8	49.4%			$149.1	50.2%			$192.9	51.1%
Income (Loss) from Operations—GAAP	$46.4	11.7%			$(11.8)	-4.0%			$80.3	21.3%
Acquired intangible asset amortization	18.4	4.6%			19.1	6.4%			7.3	1.9%
Inventory Step-Up	4.9	1.2%			12.2	4.1%			—	—
Pension Mark-to-Market adjustments (1)	—	—			9.5	3.2%			—	—
Restructuring and other, net (2)	(1.8)	-0.5%			5.3	1.8%			0.4	0.1%

Income from Operations—non-GAAP	$67.9	17.1%			$34.3	11.5%			$88.0	23.3%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	April 1, 2012	% of Net Revenues	Basic	Diluted	December 31, 2011	% of Net Revenues	Basic	Diluted	April 3, 2011	% of Net Revenues	Basic	Diluted
Income from Continuing Operations—GAAP	$33.6	8.5%	$0.18	$0.15	$127.3	42.9%	$0.69	$0.57	$69.9	18.5%	$0.38	$0.30
Acquired intangible asset amortization	18.4	4.6%	0.10	0.09	19.1	6.4%	0.10	0.09	7.3	1.9%	0.04	0.03
Inventory Step-Up	4.9	1.2%	0.03	0.02	12.2	4.1%	0.07	0.06	—	—	—	—
Pension Mark-to-Market adjustments (1)	—	—	—	—	9.5	3.2%	0.05	0.05	—	—	—	—
Restructuring and other, net (2)	(1.8)	-0.5%	(0.01)	(0.01)	5.3	1.8%	0.03	0.03	0.4	0.1%	0.00	0.00
Deferred Tax Valuation Allowance	—	—	—	—	(144.3)	-48.6%	(0.79)	(0.71)	—	—	—	—
Income Tax adjustment (3)	1.8	0.5%	0.01	0.01	—	—	—	—	—	—	—	—
Convertible share adjustment (4)	—	—	—	0.02	—	—	—	0.06	—	—	—	0.06
Interest and other (5)	3.3	0.8%	0.02	0.02	3.2	1.1%	0.02	0.02	2.9	0.8%	0.02	0.01

Income from Continuing Operations—non-GAAP	$60.2	15.2%	$0.32	$0.30	$32.3	10.9%	$0.18	$0.17	$80.5	21.3%	$0.44	$0.40

GAAP and Non-GAAP Weighted Average Common Shares—Basic	185.8				183.5				184.7
GAAP Weighted Average Common Shares—Diluted	231.2				222.9				232.1
Exclude dilutive shares from convertible note	(23.0)				(20.4)				(23.4)

Non-GAAP Weighted Average Common Shares—Diluted (4)	208.2				202.5				208.7

(1) In accordance with the Company's mark-to-market change in its pension accounting, a pension accounting gain or loss is recorded in the fourth quarter under GAAP.

(2) Restructuring and other, net consists of (in millions):

	Quarter Ended
	April 1, 2012				December 31, 2011				April 3, 2011
Contingent Consideration Fair Value Adjustment	$(1.8)				$—				$—
Acquisition Costs	—				3.3				—
Non-U.S. Pension Settlement	—				2.0				—
Employee Severance	—				—				0.8
Facility Related	—				—				(0.4)

	$(1.8)				$5.3				$0.4

(3) For the quarter ended April 1, 2012, adjustment to record income tax provision on a cash basis.

(4)  For the quarters ended April 1, 2012, December 31, 2011 and April 3, 2011, the calculation of non-GAAP diluted earnings per share gives benefit to the Company's call option on its stock for 34.7 million shares at $5.48. As a result, 18.3 million, 14.7 million and 18.8 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of $2.4 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

(5) For the quarters ended April 1, 2012, December 31, 2011 and April 3, 2011, Interest and Other included non-cash convertible debt interest.

GAAP to Non-GAAP Reconciliation of Second Quarter 2012 guidance:
GAAP and Non-GAAP second quarter revenue guidance:		$490 million to		$530 million
GAAP income from continuing operations per diluted share		$0.31		$0.37
Exclude acquired intangible asset amortization		0.09		0.09
Exclude inventory step-up		0.01		0.01
Exclude non-cash convertible debt interest		0.02		0.02
Exclude dilutive shares from convertible note		0.10		0.13

Non-GAAP income from continuing operations per diluted share		$0.53		$0.62

For press releases and other information of interest to investors, please visit Teradyne's homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations